DO NOT DESTROY THIS NOTE: WHEN PAID, THIS
NOTE WITH DEED OF TRUST SECURING SAME MUST
BE SURRENDERED TO TRUSTEE FOR CANCELLATION
BEFORE RECONVEYANCE WILL BE MADE

ALL-INCLUSIVE PROMISSORY NOTE SECURED BY
ALL-INCLUSIVE DEED OF TRUST


INSTALLMENT NOTE


Place:  Las Vegas

-------------------------------

Date:   November 18, 1996

-------------------------------

No.:    96-60-6339RJC

-------------------------------

     For value received, the undersigned
("Maker") promises to pay Sunday Estates, Inc. a Nevada Corporation ("Payee") or order, at 850 South Rancho, Suite 1010,
Las Vegas, Nevada 89106 or such other
place as the Payee hereof may from time to time designate, the principal sum of six million dollars ($6,000,000.00), together with interest on the unpaid principal balance from the 18th day of November
1996, no payment will be made on this Note and no interest will accrue until the 19th day of May, 1997, at which time Maker shall make monthly interest installment payments only at a rate of Ten percent
(10%) per annum until the 19th day of
November, 1997, at which time the interest rate will increase to eleven percent (11%) and Maker will make interest only monthly installment payments until May 18, 1998.
On May 19th, 1998 the entire unpaid
principal and interest shall be due and
payable.

     The total principal amount of this
Note includes the unpaid principal balance of the Promissory Note ("Senior Note") secured by Deed of Trust ("Senior Deed of Trust"), more particularly described as follows:

     1.   A Deed of Trust recorded
       __________________ as Document No.
       _________________, in Book ______________,
       of Official Records of ___________________
       County, Nevada, in the original principal sum of FOUR MILLION DOLLARS
       ($4,000,000.00) executed by Sunday
       Estates, Inc. a Nevada Corporation, as
       Trustor, in favor of GMAC Commercial
       Mortgage Corporation as Beneficiary,
       securing a note dated November 15, 1996, in the original amount of FOUR MILLION
       DOLLARS ($4,000,000.00), in favor of GMAC
       COMMERCIAL MORTGAGE CORPORATION, A
       California Corporation, as Payee;

     At all times the equity of the Payee
of this Note shall be the difference
between the unpaid balance of this Note
and the total unpaid balance of the
principal and interest of the Senior Note secured by the Senior Deed of Trust not of record.

     Payee further agrees to provide Maker
with copies of any and all default notices provided to it by the holder of the senior notes. The obligations of Payee hereunder shall terminate upon the earliest of (i) foreclosure of the lien of the All-inclusive Deed of Trust securing this Note
("All-inclusive Deed of Trust") or (ii)
cancellation of this Note and reconveyance of the lien of the All-inclusive Deed of Trust. Notwithstanding the foregoing,
Maker, with the written consent of Payee, shall have the right to remit a portion of each payment due hereunder directly to the holder of the Senior Notes in satisfaction of payee's obligation hereunder, in which case Maker shall only be obligated to remit to payee the balance each payment due hereunder.

     This Note is secured by the All-
inclusive Deed of Trust constituting a
lien on real property.  It is expressly
agreed that all of the covenants,
conditions and agreements contained in the All-inclusive Deed of Trust, are hereby made a part of this Note. This Note may or shall be considered in default upon any default or event by which , under the terms of the All-inclusive Deed of Trust, this Note may or shall become due and payable, or upon failure to pay any installment of interest or principal or any other amount as required to be paid under this Note or under the All-inclusive
Deed to Trust on the due date thereof or within ten (10) days thereafter. In the event of default which is not cured within any applicable cure period, the Holder may, at its option and without further notice to Maker declare all unpaid indebtedness evidenced by this Note and any modifications thereof less the unpaid balance of principal and interest of the Senior Note immediately due and payable.
Failure at any time to exercise this
option shall not constitute a waiver of
the right to exercise the same at any
other time with respect to any other
uncured default.

     Should Maker be in default under the
terms of this Note, and Payee consequently incurs any penalties, charges or other expenses on account of the Senior Note during the period of such default, the amount of such penalties, charges and expenses shall be added to the principal amount of this Note and shall be immediately payable by Maker to Payee.

     Maker shall have the right to prepay
this Note in whole or in part from time to time without penalty or premium except as set forth herein. Notwithstanding anything to the contrary herein contained, the right of Maker to prepay all or any portion of the principal of this Note which is equal to the then outstanding principal balance of the Senior Note is limited to the same extent as the right to prepay the principal of the Senior Note.
If any prepayments of principal of this
Note shall, by reason of the application of any portion thereof by Payee to the prepayment of the Senior Note, constitute such prepayments for which the holder of the Senior Note is entitled to receive a prepayment penalty or consideration shall be paid by Maker to Payee upon demand, and any such amount shall not reduce the unpaid balance of principal or interest hereunder.

     All amount payable under this Note
and the All-inclusive Deed of Trust shall be payable only in the lawful money of the United States of America.

     In the event that an action is
commenced, whether or not a suit is
brought, and including bankruptcy and
appellate proceedings to enforce the terms of this Note, the prevailing party shall be entitled to recover all its costs of enforcement, including its reasonable attorneys' fees. This Note may not be terminated or amended orally, but only by discharge in writing and signed by the party who is the holder and owner of this Note at the time enforcement of any discharge is sought. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

     This Note is secured by an All-
inclusive Deed of Trust, of even date
herewith, to Fidelity National Title
Insurance Company, an Arizona corporation, as Trustee, and the following additional security if any: NONE

     IN WITNESS HEREOF, the parties do
hereby execute this note:

     MAKER(S)            PAYEE(S)

     Emeritus Corporation
     -----------------------------
     By: /s/ Daniel R. Baty
     -----------------------------
                 Daniel R. Baty
     -----------------------------
     Its:  Chairman